UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares, Inc.

(Exact name of registrant as specified in its charter)

State of Maryland	51-0396524
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Investors Bank and Trust Company 200 Clarendon Street, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange
iShares MSCI South Korea Index Fund	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 33-97598

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 29 to the Registrant’s registration statement on Form N-1A, which was filed with the Securities and Exchange Commission on December 29, 2004 (File Nos. 33-97598; 811-09102) and is incorporated herein by reference.

Item 2. Exhibits

1.	Registrant’s Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit (99.1) to the Registrant’s Pre-Effective Amendment No. 2 to the registration statement on Form N-1A dated March 1, 1996 (File Nos. 33-97598; 811-09102) (the “Registration Statement”).

2.	Registrant’s Articles of Amendment, incorporated herein by reference to Exhibit 1 to Post-Effective Amendment No. 2 to the Registration Statement, filed December 27, 1996.

3.	Registrant’s Articles Supplementary, incorporated herein by reference to Exhibit a.3 to Post-Effective Amendment No. 16 to the Registration Statement, filed December 22, 1999.

4.	Registrant’s Articles of Amendment, incorporated herein by reference to Exhibit a.4 to Post-Effective Amendment No. 17 to the Registration Statement, filed on November 3, 2000.

5.	Registrant’s Articles Supplementary, incorporated herein by reference to Post-Effective Amendment No. 19 to the Registration Statement, filed on July 16, 2001.

6.	Registrant’s Amended By-Laws, incorporated herein by reference to Exhibit 99.2 to Pre-Effective Amendment No. 2 to the Registration Statement, filed March 1, 1996.

7.	Registrant’s Amendment No. 1 to its Amended By-Laws incorporated herein by reference to Post-Effective Amendment No. 8 to the Registration Statement, filed on August 27, 1997.

8.	Form of Global Certificate for the iShares MSCI South Korea Index Fund, incorporated herein by reference to Exhibit 6 to the Registrant’s registration statement on Form 8-A, dated May 9, 2000.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES, INC.

Date: November 22, 2005	By:	/s/ Peter W. Kronberg
Peter W. Kronberg
Assistant Secretary